                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-33693 of Williams-Sonoma, Inc. on Form S-8 of our report dated June 9, 2000 appearing in the Annual Report on Form 11-K of the Williams-Sonoma, Inc. Associate Stock Incentive Plan for the fiscal year ended December 31, 1999.

/s/ Deloitte & Touche, LLP

San Francisco, California
June 27, 2000